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                                                                    EXHIBIT 4.13

30 November 2001


PB Holdings NV
1170 Brussels
Terhulpsesteenweg 166

Dear Sirs

This letter is intended to evidence the agreement of the parties to the Co-ordination Agreement between Pacific Dunlop Limited (PDL), PB Holdings NV and various of their respective subsidiaries dated on or about 30 November 2001 (Co-ordination Agreement), to amend clause 5.3 of the following Shares Agreements (as that term and the following terms are defined in the Co-ordination Agreement):

..   Shares Agreement Indonesia;

..   Shares Agreement Fiji;

..   Shares Agreement Hong Kong; and

..   Shares Agreement UK.

Clause 5.3 of the Shares Agreements specified above is amended by the addition of the following sentence at the end of that clause:

     "For the avoidance of doubt, nothing in this clause 5.3 will require:

     (a)  any party or its Related Corporations to pay any money; or

     (b)  require any adjustment to the Purchase Price."

By signing the attached copy of this letter, PDL and PB Holdings NV agree to be bound by the terms of this letter and to procure its related corporations to do everything necessary to give effect to its terms.

Yours sincerely

/s/ Paul Devereux
Paul Devereux

Pacific Dunlop Limited

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Signed for and on behalf of
Pacific Dunlop Limited
by its attorney:

/s/ Paul Devereux                            /s/ Carly Mansell
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Witness                                      Attorney

Paul Devereux
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Name (please print)


Signed for and on behalf of
PB Holdings NV
by its attornies:

/s/                                          /s/
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Witness                                      Attorney


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Name (please print)

/s/                                          /s/
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Witness                                      Attorney


-----------------------------------
Name (please print)